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                                                          EXHIBIT 10.1














                       SECOND AMENDED AND RESTATED

                          PARTNERSHIP AGREEMENT

                                    OF

                  BRANDYWINE REALTY SERVICES PARTNERSHIP

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                            TABLE OF CONTENTS



                                                                   Page



ARTICLE 1 - DEFINED TERMS                                            2

ARTICLE 2 - ORGANIZATIONAL MATTERS                                   4

Section 2.1.  Organization                                           4
Section 2.2.  Name                                                   4
Section 2.3.  Principal Office                                       4
Section 2.4.  Purpose                                                4
Section 2.5.  Powers                                                 4
Section 2.6.  Term                                                   4

ARTICLE 3 - PARTNERS AND CAPITAL CONTRIBUTIONS                       4

Section 3.1.  Partners and Capital Contributions                     4
Section 3.2.  Percentage Interests                                   5
Section 3.3.  Additional Capital Contributions                       5
Section 3.4.  Liability of Partners                                  5

ARTICLE 4 - DISTRIBUTIONS AND ALLOCATIONS                            5

Section 4.1.  Requirement and Characterization of Distributions      5
Section 4.2.  Allocations For Capital Account Purposes               5
Section 4.3.  Allocations Upon Changes in Percentage Interests       6
Section 4.4.  Code Section 754 Adjustment                            6

ARTICLE 5 - RIGHTS AND DUTIES OF THE PARTNERS                        6

Section 5.1.  Management of Partnership                              6
Section 5.2.  Voting by Partnership                                  7
Section 5.3.  Outside Activities of the Partners                     7
Section 5.4.  Contracts with Affiliates                              8

ARTICLE 6 - TRANSFER OF A PARTNERSHIP INTEREST;
  ADDITIONAL PARTNERS                                                8

Section 6.1.  Transfer of Partnership Interest                       8
Section 6.2.  Additional Partners                                    9
Section 6.3.  Withdrawal                                            10

ARTICLE 7 - TAX MATTERS                                             10

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Section 7.1.  Preparation of Tax Returns                            10
Section 7.2.  Tax Elections                                         10
Section 7.3.  Tax Matters Partner                                   10

ARTICLE 8 - DISSOLUTION, LIQUIDATION AND TERMINATION
  OF THE PARTNERSHIP                                                12

Section 8.1.  Dissolution                                           12
Section 8.2.  Winding Up                                            13
Section 8.3.  Deemed Distribution and Recontribution                14
Section 8.4.  Notice of Dissolution                                 14

ARTICLE 9 - RECORDS AND ACCOUNTING                                  15

ARTICLE 10 - AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS           15

Section 10.1.  Amendments                                           15
Section 10.2.  Meetings of the Partners                             15

ARTICLE 11 - MISCELLANEOUS                                          16

Section 11.1.  Notice                                               16
Section 11.2.  Governing Law; Separability of Provisions            16
Section 11.3.  Entire Agreement                                     16
Section 11.4.  Headings, etc                                        16
Section 11.5.  Binding Provisions                                   16
Section 11.6.  No Waiver                                            17
Section 11.7.  Further Action                                       17
Section 11.8.  Creditors                                            17
Section 11.9.  Third Party Beneficiaries                            17


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                       SECOND AMENDED AND RESTATED
                         PARTNERSHIP AGREEMENT OF
                  BRANDYWINE REALTY SERVICES PARTNERSHIP


         THIS SECOND AMENDED AND RESTATED PARTNERSHIP AGREEMENT OF BRANDYWINE REALTY SERVICES PARTNERSHIP (this "Agreement") is entered into as of August 1, 1997 between Anthony A. Nichols, Sr. ("Nichols") and Gerard H. Sweeney ("Sweeney"), each a resident of Pennsylvania, and amends and restates in its entirety the Partnership Agreement of Brandywine Realty Services Partnership (the "Partnership") dated August 22, 1996 (the "Original Agreement"), previously amended and restated in its entirety on October 30, 1996, but effective as of August 22, 1996, by an Amended and Restated Partnership Agreement (the "First Amendment").

                                BACKGROUND

         On August 22, 1996, Nichols, Sweeney, John P. Gallagher
("Gallagher") and Brian F. Belcher ("Belcher") entered into the Original Agreement, and on October 30, 1996, Nichols, Sweeney, Gallagher and Belcher entered into the First Amendment.

         On April 1, 1997, the entire interest of Gallagher in the Partnership was redeemed for $25.00, and on August 1, 1997, the entire interest of Belcher in the Partnership was redeemed for $25.00. Accordingly, as of the date hereof, the Partners in the Partnership consist of Nichols and Sweeney (hereafter sometimes referred to as the "Original Partners"), and they are entering into this Agreement in order to amend and restate in its entirety the First Amendment.

         The Original Partners are each executive officers of Brandywine Realty Trust, a Maryland real estate investment trust ("BRT"). The Original Partners desire to continue the Partnership as a general partnership under the laws of the Commonwealth of Pennsylvania to hold title to 95% of the common stock of Brandywine Realty Services Corporation, a Pennsylvania corporation (the "Company"), the remaining common stock of which and all of the preferred stock of which is held by Brandywine Operating Partnership, L.P. upon the terms and subject to the conditions set forth below.

         NOW THEREFORE, in consideration of the premises and the covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

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                                AGREEMENT

                                ARTICLE 1
                              DEFINED TERMS

         The following definitions shall for all purposes, unless otherwise clearly indicated to the contrary, be applied to the terms used in this Agreement.

         "Administrative Partner" means the Partner elected by a majority in interest of the Partners to administer the business affairs of the Partnership (including, without limitation, to cause the Partnership to pay its bills as and when due and to file all reports and returns, including income tax returns, required to be filed by the Partnership).

         "Affiliate" means, with respect to any Person, (i) any Person directly or indirectly controlling, controlled by or under common control with such Person, (ii) any Person owning or controlling ten percent or more of the outstanding voting interests of such Person, (iii) any Person of which such Person owns or controls ten percent or more of the voting interests or (iv) any officer, director, general partner or trustee of such Person or any Person referred to in clauses (i), (ii), and (iii) above.

         "Agreement" means this Partnership Agreement, as originally executed and as amended, modified, supplemented, or restated from time to time, as the context requires.

         "Capital Account" means the Capital Account maintained for a Partner in accordance with the rules of Regulation
Section 1.704-1(b)(2)(iv).

         "Capital Contribution" means, with respect to any Partner, any cash, cash equivalents or the net agreed value of property which such Partner contributes or is deemed to contribute to the Partnership pursuant to Sections 3.1 and 3.3 hereof.

         "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time, as interpreted by the applicable regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

         "Fiscal Year" means the fiscal year ending on the 31st day of December of each calendar year.

         "IRS" means the Internal Revenue Service, which administers the internal revenue laws of the United States (or any successor entity thereto).

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         "Net Income" means, for any taxable period, the excess,
if any, of the Partnership's items of income and gain for such taxable period over the Partnership's items of loss and deduction for such taxable period.

         "Net Loss" means, for any taxable period, the excess, if any, of the Partnership's items of loss and deduction for such taxable period over the Partnership's items of income and gain for such taxable period.

         "Partner(s)" means any Person that becomes a Partner of the Partnership as provided herein.

         "Partnership" means the partnership governed hereby, as such partnership may from time to time be constituted.

         "Partnership Act" means the Uniform Partnership Act of the Commonwealth of Pennsylvania, set forth as Chapter 83 of Title 15 of the Pennsylvania Consolidated Statutes, as amended from time to time.

         "Partnership Interest" means the entire ownership interest of a Partner in the Partnership at any particular time, including the right of such Partner to any and all benefits to which a Partner may be entitled as provided in this Agreement together with the obligations of such Partner to comply with the terms and provisions of this Agreement.

         "Percentage Interest" means, as to a Partner, its interest in the Partnership as specified in Section 3.2 and set forth on Exhibit A hereto.

         "Person" means any individual, partnership, corporation, unincorporated organization or association, trust or other entity.

         "Regulations" means the Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

         "Subsidiary" means, with respect to any Person, any corporation or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests is owned, directly or indirectly, by such Person.

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         "Transfer" refers to a transaction in which a Partner
purports to assign its Partnership Interest to another Person and includes a sale, assignment, gift, pledge, hypothecation, encumbrance, mortgage, exchange, or any other disposition by law or otherwise.


                                ARTICLE 2
                          ORGANIZATIONAL MATTERS

Section 2.1   Organization.

         The Partners hereby agree to organize the Partnership as a general partnership pursuant to the provisions of the Partnership Act and upon the terms and conditions set forth in this Agreement.

Section 2.2      Name.

         The name of the Partnership shall be Brandywine Realty
Services Partnership.

Section 2.3     Principal Office.

         The principal office of the Partnership shall be located at 16 Campus Boulevard, Newtown Square, Pennsylvania 19073.

Section 2.4     Purpose.

         The sole purpose of the Partnership is to purchase and hold 95% of the common stock of the Company.

Section 2.5     Powers.

         The Partnership shall have all lawful powers to take any and all actions and to engage in any and all activities and transactions as may be necessary or desirable to carry out its purpose.

Section 2.6     Term.

         The term of the Partnership shall commence upon the execution of this Agreement and shall continue until December 31, 2096, unless it is dissolved sooner pursuant to the provisions of
Article 8 or as otherwise provided by law.

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                                ARTICLE 3
                    PARTNERS AND CAPITAL CONTRIBUTIONS

Section 3.1 Partners and Capital Contributions. The Partners shall consist of the Original Partners and such additional Partners as may be designated from time to time (less such Partners who may withdraw or who otherwise may transfer their respective Partnership Interests) pursuant to the provisions of Article 6. Each Original Partner has made a $25.00 Capital Contribution in cash.

         The initial Capital Contributions of each Partner shall be set forth on Exhibit A hereto.

Section 3.2   Percentage Interests.

    The Percentage Interests of each of the Original Partners shall be equal to 50%. The Percentage Interest of each Partner is set forth on Exhibit A hereto.

Section 3.3   Additional Capital Contributions.

         From time to time, additional Capital Contributions by the Partners may be necessary to pay the expenses of the Partnership. In such event, each Partner shall pay its respective share of such additional Capital Contributions, based on its respective Percentage Interest, within 20 days of receipt of notice from the Administrative Partner that such additional Capital Contribution is required; provided that, in no event shall the Administrative Partner be entitled to require the Partners to make additional Capital Contributions of more than $1,000 in the aggregate, in any Fiscal Year.

Section 3.4   Liability of Partners.

    All Partners are jointly and severally liable for all debts and obligations of the Partnership.


                                ARTICLE 4
                      DISTRIBUTIONS AND ALLOCATIONS

Section 4.1   Requirement and Characterization of Distributions.

    The Partners will receive quarterly distributions of available cash after setting aside any amounts necessary to defray potential or actual liabilities or expenses of the Partnership. All distributions shall be made to the Partners in accordance with their respective Percentage Interests.

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Section 4.2   Allocations For Capital Account Purposes.

    For purposes of maintaining the Capital Accounts and in determining the rights of the Partners among themselves, the Partnership's items of income, gain, loss and deduction shall be allocated among the Partners for each Fiscal Year (or portion thereof) in accordance with their respective Percentage Interests.

Section 4.3   Allocations Upon Changes in Percentage Interests.

    In the event of any change in a Partner's Percentage Interest, such Partner's distributive share of all items of income, gain, loss, deduction or credit for the taxable year in which such change occurs shall be allocated by taking into account the portion of the year before and after such change or in such other manner as may be required by Section 706 of the Code.

Section 4.4  Code Section 754 Adjustment.

    To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Regulations.


                                ARTICLE 5
                    RIGHTS AND DUTIES OF THE PARTNERS

Section 5.1  Management of Partnership.

    Except as otherwise expressly provided in this Agreement, the Partners hereby agree to do on behalf of the Partnership all things which are necessary or appropriate to manage the Partnership's affairs and fulfill the purposes of the Partnership. In furtherance and not in limitation of the foregoing, the Partners shall, as necessary or appropriate from time to time, select an Administrative Partner, and if determined to be necessary or desirable by the Partners, an alternative Administrative Partner who shall fulfil the duties of the Administrative Partner from time to time when the Administrative Partner is unable, for any reason, to do so. Notwithstanding any other provision of this Agreement, the Administrative Partner shall have no right or power to cause the Partnership to acquire or dispose of any assets or to vote any securities held by the Partnership except in accordance with the express written direction of a majority in interest of the Partners pursuant to Section 5.2 hereof.

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Section 5.2  Voting by Partnership.

    All decisions requiring the approval of the majority in interest of the Partners, including without limitation, decisions regarding the manner in which to vote the stock of the Company held by the Partnership shall be decided by the Administrative Partner in accordance with the instructions received by the Partnership from a majority in interest of the Partners. The Administrative Partner shall provide each Partner with adequate prior written notice of any matter with respect to which the Partnership will be required to decide, including without limitation, decisions regarding the manner in which to vote the stock of the Company, together with any information necessary to permit such Partner to provide instruction in a reasonably informed manner. No Partner shall grant to any other partner or Person a proxy, power of attorney or other similar instrument permitting such other Partner or Person to render instructions as to the manner in which such Partner desires the Partnership to decide, including without limitation, decisions regarding the manner in which to vote the stock of the Company. Each Partner represents, warrants, and covenants with the Partnership and each other Partner that, in directing the Administrative Partner regarding decisions requiring the approval of the majority in interest of the Partners, including without limitation, decisions regarding the manner in which to vote the stock of the Company held by the Partnership, such Partner is acting and shall act solely for its own account and not as an agent or attorney for or otherwise under the direction or control of any other Person (including, without limitation, any other Partner).

Section 5.3  Outside Activities of the Partners.

    Subject to any agreements entered into by a Partner or its Affiliates with the Partnership and/or the Company, any Partner and any officer, director, employee, agent, trustee, Affiliate or shareholder of any Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, except for any such business interests and activities that are in direct competition with the Partnership and/or the Company. Neither the Partnership nor any other Partner shall have any rights by virtue of this Agreement in any business venture of any Partner. None of the Partners nor any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any business ventures of any other Person, and such Partner shall have no obligation pursuant to this Agreement to offer any interest in any such business ventures to the Partnership, any Partner or any other Person even if such opportunity is of a character which, if presented to the Partnership, any Partner or such other Person, could be taken by such Person.

Section 5.4  Contracts with Affiliates.

    Except as expressly permitted in this Agreement, no Partner nor any of its Affiliates shall sell, transfer or convey any property to, or purchase any property from, the Partnership, directly or indirectly, except pursuant to transactions that are on terms that are fair and reasonable and no less favorable to the Partnership than would be obtained from an unaffiliated third party.


                                ARTICLE 6
                   TRANSFER OF A PARTNERSHIP INTEREST;
                           ADDITIONAL PARTNERS

Section 6.1  Transfer of Partnership Interest.

    In the event that any Partner at any time shall desire to Transfer all or any portion of such Partner's Partnership Interest or any right or interest therein, such Partner (the "Transferring Partner") shall first give written notice of intention to Transfer, in the manner hereinafter provided (the "Transfer Notice"), to the other Partners. Such notice must specify the full name and address of the proposed transferee, the Percentage Interest to be transferred (the "Offered Interest"), the price to be paid by the proposed transferee for the Offered Interest, the terms under which the Transfer is to be made, and a statement signed by the proposed transferee that the terms specified are a bona fide offer to purchase and that the proposed transferee has the financial and other capability necessary to complete the transaction as proposed. The Offered Interest shall be subject to the following rights and options by the other Partners and by the Company.

                   (i) For thirty (30) days following receipt by the other Partners of a Transfer Notice from the Transferring Partner, the other Partners (referred to as the "Offeree Partners") shall have the right and option to elect by notice to the Transferring Partner and to the Company to elect to purchase the Offered Interest or any portion thereof. In the event that more than one Offeree Partner elects to purchase the Offered Interest, then each such Offeree Partner shall purchase its pro rata share of the Offered Interest (based on their respective Partnership Interests (the "Pro Rata Portion")). The purchase price for the Offered Interest (the "Purchase Price") shall be the purchase price offered to the Transferring Partner by the prospective third party purchaser.

                   (ii) If the Offeree Partners do not elect to exercise their right and option to purchase the entire Offered Interest within said thirty (30) day period, then during the thirty-first (31st) through sixtieth (60th) days following receipt of such notice by the Partners, the Company shall have the right and option to elect by notice sent to the Transferring Partner to purchase any remaining portion of the Offered Interest subject to the Transfer Notice (but not less than all of the remaining portion of the Offered Interest) at a price equal to the Purchase Price.

                   (iii)     If the Company does not elect to
exercise its right and option to purchase all the Partnership Interests specified in said notice with said sixty (60) day period, the Transferring Partner may transfer the Offered Interest to the proposed transferee at the price and on the terms specified in said Transfer Notice at any time after said sixty (60) day period but within ninety (90) days from the date said notice is received by the Offeree Partners. The transferee will receive and hold said Partnership Interests subject to this right of first refusal, and shall be required to become a party to this Agreement. Any Transfer of Partnership Interests specified in said Transfer Notice after the end of said ninety (90) day period or any change in the terms of the sale from the terms set forth in the original notice shall require a new notice of intention to transfer be given to the Partners and the Company and shall again give rise to their respective rights and options to purchase provided in this Section 6.1.

                   (iv) In the event that the Company shall elect to exercise its rights to purchase a Partnership Interest under
Section 6.1(ii), the Company shall have the right, and the Partners shall use their best efforts to cause the Company, to assign its rights to any other Person who would be permitted to be a Partner under Section 6.2.A.

Section 6.2   Additional Partners.

         A. The admission of a new Partner to the Partnership shall require the consent of the Partners who hold in the aggregate 80% of the Percentage Interests in the Partnership (in their sole and absolute discretion). The admission of any Person as an additional Partner shall become effective on the date upon which the name of such Person is recorded on the books and records of the Partnership.

         B. In connection with the admission to the Partnership of any Partner pursuant to Section 6.2.A hereof, the Partners shall take all steps necessary and appropriate under the Act to amend the records of the Partnership and, if necessary, to prepare as soon as practical, an amendment to this Agreement memorializing such admission.

Section 6.3  Withdrawal.

         No Partner shall have the right to withdraw from the Partnership (other than as a result of a transfer of the Partner's Partnership Interest in accordance with this Article VI).

         In the event that a Partner withdraws from the Partnership in violation hereof, the remaining Partners agree to perform and continue the Partnership in accordance with the terms of the Agreement.


                                ARTICLE 7
                               TAX MATTERS

Section 7.1  Preparation of Tax Returns.

    The Administrative Partner shall arrange for the preparation and timely filing of all returns of Partnership income, gains, deductions, losses and other items required of the Partnership for federal and state income tax purposes and shall use all reasonable efforts to furnish, within 90 days of the close of each taxable year, the tax information reasonably required by Partners for federal and state income tax reporting purposes.

Section 7.2  Tax Elections.

    Except as otherwise provided herein, the Partners appoint the Administrative Partner to determine whether to make any available election pursuant to the Code; provided, however, that the Administrative Partner shall make the election under Section 754 of the Code in accordance with applicable regulations thereunder. The Administrative Partner shall have the right to seek to revoke any such election (including, without limitation, the election under Section 754 of the Code) upon such Partner's determination in its sole and absolute discretion that such revocation is in the best interests of the Partners.

Section 7.3.  Tax Matters Partner.

    A. The Partners appoint the Administrative Partner to be the "tax matters partner" of the Partnership for federal income tax purposes. Pursuant to Section 6223(c)(3) of the Code, upon receipt of notice from the IRS of the beginning of an administrative proceeding with respect to the Partnership, the tax matters partner shall furnish the IRS with the name, address and profit interest of each Partner; provided, however, that such information is provided to the Partnership by the Partners.

    B.   The tax matters partner is authorized, but not required:

              (1) to enter into any settlement with the IRS with respect to any administrative or judicial proceedings for the adjustment of partnership items required to be taken into account by a Partner for income tax purposes (such administrative proceedings being referred to as a "tax audit" and such judicial proceedings being referred to as "judicial review"), and in the settlement agreement the tax matters partner may expressly state that such agreement shall bind all Partners, except that such settlement agreement shall not bind any Partner (i) who (within the time prescribed pursuant to the Code and Regulations) files a statement with the IRS providing that the tax matters partner shall not have the authority to enter into a settlement agreement on behalf of such Partner or (ii) who is a "notice partner" (as defined in Section 6231 of the Code) or a member of a "notice group" (as defined in Section 6223(b)(2) of the Code);

              (2)  in the event that a notice of a final
administrative adjustment at the Partnership level of any item required to be taken into account by a Partner for tax purposes (a "final adjustment") is mailed to the tax matters partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the Tax Court or the United States Claims Court, or the filing of a complaint for refund with the District Court of the United States for the district in which the Partnership's principal place of business is located;

              (3) to intervene in any action brought by any other Partner for judicial review of a final adjustment;

              (4)  to file a request for an administrative
adjustment with the IRS at any time and, if any part of such request is not allowed by the IRS, to file an appropriate pleading (petition or complaint) for judicial review with respect to such request;

              (5) to enter into an agreement with the IRS to extend the period for assessing any tax which is attributable to any item required to be taken into account by a Partner for tax purposes, or an item affected by such item; and

              (6) to take any other action on behalf of the Partners of the Partnership in connection with any tax audit or judicial review proceeding to the extent permitted by applicable law or regulations.

         The taking of any action and the incurring of any expense by the tax matters partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole and absolute discretion of the tax matters partner.

         C. The tax matters partner shall receive no compensation for its services. All third party costs and expenses incurred by the tax matters partner in performing his duties as such (including legal and accounting fees) shall be borne by the Partnership. Nothing herein shall be construed to restrict the Partnership from engaging an accounting firm to assist the tax matters partner in discharging his duties hereunder, so long as the compensation paid by the Partnership for such services is reasonable.


                                ARTICLE 8
                 DISSOLUTION, LIQUIDATION AND TERMINATION
                            OF THE PARTNERSHIP

Section 8.1.  Dissolution.

    A. The Partnership shall be dissolved upon the happening of any of the following events ("Liquidating Events"):

              (1) the expiration of its term under Section 2.6 hereof;

              (2)  the sale or other disposition of all or
substantially all of the assets of the Partnership;

              (3) a final and non-appealable judgment is entered by a court with appropriate jurisdiction ruling that a partner is bankrupt or insolvent, or a final and non-appealable order for relief is entered by a court with appropriate jurisdiction against the Partner, in each case under any federal or state bankruptcy or insolvency laws or now or hereafter in effect; or

              (4) a termination otherwise required by operation of law.

         B. Dissolution of the Partnership shall be effective on the day on which the event occurs giving rise to the dissolution, but the Partnership shall not terminate until the assets of the Partnership have been distributed as provided in Section 8.2.

         C. If the Partnership dissolves pursuant to Section 8.1.A(3) or (4), each of the Partners hereby agrees to re-form the Partnership immediately subsequent to such dissolution on terms substantially similar to those set forth herein and to continue the Partnership in accordance with such terms.

Section 8.2.  Winding Up.

         A. Upon the occurrence of a Liquidating Event, then unless Section 8.1.C shall be applicable, the Partnership shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Partners. A Person elected by Partners holding in the aggregate 65% of the outstanding interests (the "Liquidator") shall be responsible for overseeing the winding up and dissolution of the Partnership and shall take full account of the Partnership's liabilities and property and, the Partnership property shall be liquidated as promptly as is consistent with obtaining the fair value thereof.

         B. After adjusting the Capital Accounts of the Partners for any gains or losses realized or deemed realized with respect to the disposition of Partnership assets, the assets of the Partnership shall be paid out by the end of the taxable year in which the liquidation occurs or, if later, within 90 days of the date of liquidation in the following order:

              (1)  First, to the discharge of all the
Partnership's debts and liabilities to creditors other than the Partners;

              (2) Second, to the payment and discharge of all of the Partnership's debts and liabilities to the Partners;

              (3) Third, to fund reserves for contingent and unforeseen liabilities of the Partnership to the extent deemed reasonable by the Partners holding 51% of the outstanding
Percentage Interests in the Partnership; and

              (4)  The balance, if any, to the Partners in
accordance with their Capital Accounts, after giving effect to all contributions, distributions and allocations for all periods.

         C. Notwithstanding the provisions of Section 8.2.B hereof which require liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Partnership, Partners holding 51% of the outstanding Percentage Interests in the Partnership determine that an immediate sale of part or all of the Partnership's assets would be impractical or would cause undue loss to the Partners, the Partners may defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership (including to those Partners as creditors) and/or distribute to the Partners, in lieu of cash, as tenants in common and in accordance with the provisions of Section 8.2.B hereof, undivided interests in such

Partnership assets as the Partners deem not suitable for liquidation. Any such distributions in kind shall be made only if Partners holding 51% of the outstanding Percentage Interests in the Partnership believe that such distributions in kind are in the best interest of the Partners, and shall be subject to such conditions relating to the disposition and management of such properties as the Partners deem reasonable and equitable and to any agreements governing the operation of such properties at such time.

         D. Upon dissolution and liquidation of the Partnership, after any allocations of profits or losses, but before any distributions upon such liquidation, the Partners shall contribute to the capital of the Partnership an amount equal to the negative amount, if any, of the Capital Accounts of the Partners.

         E. Any reserves established by the Partners pursuant to Section 8.2.B(3) shall be held for so long as the Partners deem necessary in a special account maintained for the purpose of paying contingent and unforeseen liabilities or obligations and shall thereafter be distributed in accordance with Section 8.2.B.

         F. For purposes of this Section 8.2, expenses of dissolution and liquidation shall be treated as debts and obligations of the Partnership.

Section 8.3.  Deemed Distribution and Recontribution.

         Notwithstanding any other provisions of this Article 8, in the event the Partnership is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g) but no Liquidating Event has occurred, the Partnership's Property shall not be liquidated, the Partnership's liabilities shall not be paid or discharged, and the Partnership's affairs shall not be wound up. Instead, the Partnership shall be deemed to have distributed the Property in kind to the Partners, who shall be deemed to have assumed and taken such property subject to all Partnership liabilities, all in accordance with their respective Capital Accounts. Immediately thereafter, the Partners shall be deemed to have recontributed the Partnership property in kind to the Partnership, which shall be deemed to have assumed and taken such property subject to all such liabilities.

Section 8.4.       Notice of Dissolution.

         In the event a Liquidating Event occurs, a Partner appointed by the Partners shall, within 30 days thereafter, provide written notice thereof to each of the Partners and to all other parties with whom the Partnership regularly conducts business.

                                ARTICLE 9
                          RECORDS AND ACCOUNTING

         The Administrative Partners shall keep or cause to be kept proper and complete records and books of account of the business of the Partnership, including a current and updated list of the names, business addresses, Capital Contributions, Capital Accounts, and Percentage Interests of the Partners, which shall be maintained at the Partnership's principal place of business, and the Partners or their duly authorized representatives shall have access to them, upon reasonable notice, at all reasonable times during business hours. Any records maintained by or on behalf of the Partnership in the regular course of its business may be kept on, or be in the form of, punch cards, magnetic tape, photographs, micrographics or any other information storage device, provided that the records so maintained are convertible into clearly legible written form within a reasonable period of time.


                                ARTICLE 10
               AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS

Section 10.1.  Amendments.

    Amendments to this Agreement may be proposed by any Partner. The Partners shall take a written vote on the proposed amendment or shall call a meeting to vote thereon and to transact any other business that it may deemed appropriate. For purposes of obtaining a written vote, the response must be given within a reasonable specified time, but not less than 10 days, and failure to respond in such time period shall constitute a vote which is consistent with the majority of the Partner's recommendations with respect to the proposal. A proposed amendment shall be adopted and be effective as an amendment hereto only if it receives the consent of Partners holding, in the aggregate, 80% of the outstanding interests in the Partnership.

Section 10.2.      Meetings of the Partners.

         Meetings of the Partners may be called by any Partner.
Notice of any such meeting shall be given to the Partners not less than seven days nor more than 30 days prior to the date of such meeting.

                                ARTICLE 11
                              MISCELLANEOUS

Section 11.1.      Notice.

         A. Any notice, demand, request or report required or permitted to be given or made to a Partner under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by a recognized overnight courier, first class United States mail or by other means of written communication to the Partner at the address set forth in Section 11.1.B hereof.

         B. Any notice to Partners shall be sent to the address of such Partner as set forth on Exhibit A hereto or such other address as such Partner advises in writing.

Section 11.2. Governing Law; Separability of Provisions.

         The laws of the Commonwealth of Pennsylvania shall govern the validity of this Agreement, the construction of its terms and interpretation of the rights and duties of the parties. If any provision of this Agreement shall be held to be invalid, the remainder of this Agreement shall not be affected thereby.

Section 11.3.      Entire Agreement.

    This constitutes the entire agreement among the parties; it supersedes any prior agreement or understandings among them, oral or written, all of which are hereby canceled.

Section 11.4       Headings, etc.

    The headings in this Agreement are inserted for convenience of reference only and shall not affect interpretation of this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in either the masculine or the neuter gender shall include the masculine, the feminine and the neuter.

Section 11.5.  Binding Provisions.

         The covenants and agreements contained herein shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors and assigns of the respective parties hereto.

Section 11.6.   No Waiver.

         The failure of any Partner to seek redress for violation, or to insist on strict performance, of any covenant or condition of this Agreement shall not prevent a subsequent act which would have constituted a violation from having the effect of an original violation.

Section 11.7.   Further Action.

         The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 11.8.   Creditors.

    None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership.

Section 11.9.  Third Party Beneficiaries.

    No Person but a named party to this Agreement shall have any rights under or as a result of this Agreement, whether by reason of such Person's relationship to or ownership of an interest in a party to this Agreement or otherwise.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                  /s/ Anthony A. Nichols, Sr.
                                  ---------------------------
                                  Anthony A. Nichols, Sr.

                                  /s/ Gerard H. Sweeney
                                  ---------------------------
                                  Gerard H. Sweeney

BRANDYWINE REALTY SERVICES CORPORATION:
(solely for the purpose of joining in
Section 6.1 and Section 6.2 hereof)


By:   /s/ Gerard H. Sweeney
      ---------------------
Title: Gerard H. Sweeney

                                EXHIBIT A
          INITIAL CAPITAL CONTRIBUTIONS AND PERCENTAGE INTERESTS



                             Initial Capital          Percentage
Name and Address of Partner   Contribution              Interest
- -----------------------------------------------------------------

Anthony A. Nichols, Sr.           $25.00                   50%
16 Campus Boulevard
Newtown Square, PA  19073

Gerard H. Sweeney                 $25.00                   50%
16 Campus Boulevard
Newtown Square, PA  19073